                                                       EXHIBIT 4.13

                      FORM OF CERTIFICATE OF DESIGNATIONS TO
                        BE ADOPTED BY THE BOARD OF DIRECTORS




                   CERTIFICATE OF THE VOTING POWERS, DESIGNATION,
             PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
    SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,
                        WHICH HAVE NOT BEEN SET FORTH IN THE
            CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF
              $_______________PREFERRED STOCK, SERIES ________________
                            ($_______________ Par Value)

                                         OF

                             DAIN RAUSCHER CORPORATION


                                  _________________

                           Pursuant to Section 151 of the

                  General Corporation Law of the State of Delaware

                                  _________________

          The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board") of Dain Rauscher Corporation, a Delaware corporation (hereinafter called the "Corporation"), at a meeting held on _______________________:

          RESOLVED that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (hereinafter, as amended and restated to date, called the "Certificate of Incorporation"), at a meeting duly held on ________________________, the Board hereby provides for the issuance of a series of Preferred Stock of the Corporation ("Preferred Stock"), and hereby fixes the voting powers, designation, and certain of the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, as follows:

         (a) DESIGNATION. The designation of the series of Preferred Stock created by this resolution shall be "$ _______________ Preferred Stock,
    Series           " (hereinafter referred to as this "Series") and the
    number of shares constituting this Series shall be __________________.
    The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation, and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

         (b) DIVIDENDS. (1) Dividend periods ("Dividend Periods") shall commence on ______________ , ______________ , ______________, and
    ______________ in each year and shall end on and include the day next preceding the first day of the next Dividend Period. Such dividends shall be cumulative from the date of original issue of shares of this Series and shall be payable, when and as declared by the Board of Directors, on ______________, ______________, ______________, and ______________ of each year, commencing ___________________________. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding ___ days or less than ____ days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding ____ days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

         (2) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the shares of this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for the then-current dividend payment period and all past dividend payment periods, no dividends (other than a dividend in the Common Stock, par value $.125 per share, of the Corporation (the "Common Stock"), or another stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the

    Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation). Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

         (3) Dividends payable on this Series for each full Dividend Period shall be computed by dividing the Dividend Rate by four (4). Dividends payable on this Series for any period less than a full Dividend Period, including the Initial Dividend Period (as defined in Section (c) below), shall be computed on the basis of 30-day months, a 360-day year, and the actual number of days elapsed in the period.

         (c) DIVIDEND RATE. The Dividend Rate on the shares of this Series for the period (the "Initial Dividend Period") from the date of original issue thereof (except that shares of this Series originally issued after the date of original issue of the first ______________ shares of this Series to be issued shall accrue dividends from the date of original issue of such first ______________ shares) to and including ______________ , and for each Dividend Period thereafter, shall be $______________ per annum per share (excluding any accrued but unpaid dividends).

         (d)  REDEMPTION.

         (1) OPTIONAL REDEMPTION. The shares of this Series shall not be redeemable prior to ______________. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time on or after ____________________, at a redemption price as set forth below (expressed as a percentage of the liquidation preference thereof), plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption:

     DATE OF REDEMPTION                       REDEMPTION PRICE PER SHARE

     On or after _______________
     but prior to ______________                       ______________ %


     On or after _______________
     but prior to ______________                       ______________ %

     On or after _______________
     but prior to ______________                       ______________ %

     On or after _______________
     but prior to ______________                       ______________ %

     On or after _______________
     but prior to ______________                       ______________ %

     On or after _______________
     but prior to ______________                       ______________ %


     On or after ______________                        100%

          (2) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or by any other method as may be determined by the Board of Directors of the Corporation in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

          (3) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage
     prepaid, mailed not less than       nor more than        days prior to the
     redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date;
     (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price;
     (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

          (4) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the applicable redemption price), dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the applicable redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the

     Board of Directors of the Corporation, shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (5) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

          (6) Notwithstanding the foregoing provisions of this Section (d), in the event that full cumulative dividends on the shares of this Series have not been paid, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or acquire any shares of this Series otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of outstanding shares of this Series.

          (e)  SINKING FUND.   The shares of this Series will not be subject to
     a sinking fund.

          (f) VOTING RIGHTS. The shares of this Series shall not have any voting powers either general or special, except as expressly required by applicable law and except that:

          (1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of this Series at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designation or any similar document relating to any series of Preferred Stock) which will adversely affect the powers, preferences, privileges or rights of this Series;

          (2) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of this Series as to dividends or upon liquidation; and

          (3) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued but unpaid dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.

          (g)  LIQUIDATION RIGHTS.

          (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution of assets shall be made on the Common Stock or on any other class of stock of the Corporation ranking junior to this Series upon liquidation, dissolution
     or winding up, the amount of $           per share, plus a sum equal to all
     dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

          (2) For the purposes of this Section (g), a voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall not include the consolidation or merger of the Corporation with or into any other corporation, or a merger of another corporation with or into the Corporation, or any sale, lease or conveyance of all or any part of the property or business of the Corporation.

          (3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (g), the holders of this Series as such shall not be entitled to any further participation in any distribution of assets of the Corporation.

          (4) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of shares of this Series and of any other shares of stock of the Corporation ranking on a parity with this Series upon liquidation shall not be sufficient to pay in full all amounts to which such holders are entitled pursuant to subsection (1) of this Section
     (g), the holders of shares of this Series and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

          (h) CONVERSION OR EXCHANGE. The holders of shares of this Series shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

          (i) RELATIVE RANK. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

          (1) Prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

          (2) On a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

          (3) Junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

          The outstanding shares of the Corporation's ______________ Preferred Stock and ______________ Preferred Stock shall be deemed to rank on a parity with the outstanding shares of this Series with respect to the payment of dividends and upon liquidation.

          IN WITNESS WHEREOF, said Dain Rauscher Corporation has caused this certificate to be signed by its ______________ , and attested by its ______________ , this ______ day of _________________ .

                                        DAIN RAUSCHER CORPORATION


                                        By ____________________________


Attested by:

_________________________________